Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. No. 33-29585, No. 33-22550, No. 33-35128, No. 33-38702, No. 33-46824, No. 33-57235, No. 33-54081, No. 33-54085, No. 33-54087, No. 333-18267, No. 333-22977, No. 333-36635, No. 333-89853, No. 333-66777, 333-45624 and No. 333-108687 of Quanex Corporation of our report dated March 15, 2004, with respect to the financial statements of Mikron Industries, Inc. for the year ended December 31, 2003 appearing in this Current Report on Form 8-K/A of Quanex Corporation.

JOHNSON & SHUTE, P.S.

Bellevue, Washington
February 23, 2005